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                                                                    EXHIBIT 10.8
                                                                     (1995 10-K)

                               APPLIED POWER INC.
                               OUTSIDE DIRECTORS'
                           DEFERRED COMPENSATION PLAN



SECTION 1.  DEFINITIONS

The following words and terms shall have the indicated meanings wherever they appear in the Plan:

1.1. "Annual Deferral Amount" shall mean that portion of a Participant's compensation that a Participant elects to have and is actually deferred for any annual term of office.

1.2. "Board of Directors", "Directors" or "Director" shall mean, respectively, the Board of Directors, the Directors or a Director of the Company.

1.3. "Committee" shall mean the Compensation Committee of the Board of Directors.

1.4.        "Company" shall mean Applied Power Inc.

1.5. "Deferred Shares Account" or "Account" shall mean the separate account established under the Plan for each Participant, as described in Section 3.2.

1.6. "Market Price" shall mean the closing sale price for Shares on a specified date or, if Shares were not then traded, on the most recent prior date when Shares were traded, all as is quoted in The Wall Street Journal reports of New York Stock Exchange Composite Transactions.

1.7. "Notice Form" shall mean the form attached hereto and marked as Exhibit A or any other document which incorporates information substantially similar to Exhibit A.

1.8. "Participant" shall mean each Director of the Company who participates in the Plan in accordance with its terms and conditions.

1.9. "Phantom Shares" shall mean the units credited to Deferred Shares Accounts. The Market Price of Phantom Shares shall be equal to the Market Price of Shares.





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1.10.       "Plan" shall mean the Applied Power Inc. Outside Directors'
            Deferred Compensation Plan as set forth herein, or as it may be amended from time to time by the Board of Directors.

1.11.       "Shares" shall mean shares of Class A Common Stock of the Company.

1.12.       "Short-Term Payout" shall mean the payout set forth in Section 4.

1.13. "Treasurer" shall mean the Treasurer of the Company who shall have responsibility for those functions assigned under the Plan.


SECTION 2.  PARTICIPATION

2.1. Each Director who receives compensation under Section 3.1 is eligible to participate in the Plan.

2.2. (a) Each eligible Director on the date the Plan is adopted may elect to participate in the Plan as of May 15, 1995 by providing a Notice Form to the Treasurer prior to that date. Thereafter, a Director, or a nominee for that office, may elect to participate in the Plan by giving a properly completed Notice Form to the Treasurer. The effective date for his participation in the Plan shall be the time of his election to that office for the ensuing term. Such election shall remain in effect until (x) the termination of the Participant's services as a Director, or (y) he provides a subsequent Notice Form to the Treasurer requesting the termination or the modification of such election.

            (b) Except as provided in Sections 2.2(c), an election to modify a prior election to defer compensation shall operate only prospectively and must be made by the Participant prior to the commencement of the term of office to which such compensation pertains. An election to terminate a prior election can be made at any time. After such termination, a re-election to start deferrals is treated like a modification and notice of such must be received prior to the commencement of the term of office to which such compensation pertains.

            (c) A Participant may change his beneficiary at any time by providing a Notice Form to the Treasurer. A Participant may change the method or time of payment of compensation at any time by providing a Notice Form to the Treasurer, however; such change shall apply only to prospective deferrals.





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SECTION 3.  COMPENSATION DEFERRED

3.1. A Participant may elect that the payment of all or a specified portion of the compensation otherwise payable to him in cash for services as a Director be deferred until such time as elected by the Participant pursuant to the terms of this Plan. Such compensation includes retainer fees and attendance fees but does not include travel expense allowance or any other expense reimbursement. At the time of making any such election, a Participant shall elect that such compensation be deferred in the form of a Deferred Shares Account.

3.2         (a)  An unfunded Deferred Shares Account shall be established for
            each Participant.   On the tenth day of each calendar month, the
            Account shall be credited with the number of full Phantom Shares equal to the number of full Shares which could have been purchased at the market price of Shares on such date with (i) the amount of compensation which the Participant elected to defer during the preceding calendar month, (ii) any dividends that would have been payable to the Participant during the preceding calendar month if the number of Phantom Shares in the Participant's Account had been Shares, and (iii) any excess resulting from the prior month. If the amount in (i), (ii) and (iii) is not evenly divisible by such market price, the excess shall be carried over to the next month.


            (b) The Company shall not acquire any Shares in connection with Deferred Shares Accounts under this Plan, and no participant shall have any right to receive shares in any distribution from this Plan.

            (c) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kinds of Phantom Shares credited to the Deferred Shares Account.

3.3. Each Participant will receive a statement of the balance in his Account not less frequently than annually.


SECTION 4.  SHORT TERM PAYOUT

4.1 A participant may elect to receive a future Short-Term Payout from the Plan with respect to the Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in cash equal to the value of the Phantom Shares in the Deferred Shares Account based on the Market Price of such Phantom Shares on the last business day before such





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            payment plus the amount of any excess which it has not been possible to convert into Phantom Shares in accordance with Section 3.2(a). Subject to the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid within 60 days of the earlier of (i) the date selected by the Participant (which must be at least 5 years after the date of the Participant's deferral election), or (ii) the date the Participant ceases to be a Director. A properly completed election form making an irrevocable request for a Short-Term Payout is required to be submitted to the Treasurer prior to the term of office for which the Annual Deferral Amount relates.


SECTION 5. PAYMENT OF DEFERRED COMPENSATION

5.1. Upon the termination of a Participant's services as a Director, the payment of the Phantom Shares remaining in his Deferred Shares Account shall commence within 60 days following the date the Participant ceases to be a Director and shall be paid in accordance with the method elected by the Participant on the applicable Notice Form or Forms, as provided in Section 5.2.

5.2. Subject to Section 2.2 and this Section 5, and except as provided in Section 4.1 a Participant may elect any of the following methods of payment of the balance or balances in his Account:

                    (a) a lump sum payment in cash equal to the sum of (i) the value of the Phantom Shares in such account based on the Market Price of such Phantom Shares on the last business day before such payment, and (ii) the amount of any excess which it has not been possible to convert into Phantom Shares in accordance with Section 3.2(a); or


                    (b) payments in annual installments for a term of five or ten years, in each case in cash equal to the value of the Phantom Shares in such Account based on the Market Price of such Phantom Shares on the last business day before such payment. The installment shares will be calculated by prorating the total number of Phantom Shares in the Deferred Shares Account equally over the applicable payout period. The last such payment will include the amount of any excess which it has not been possible to convert into Phantom Shares in accordance with Section 3.2(a) as well as the dividends earned on the undistributed Phantom Shares during the installment payout period; or





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                    (c)  conversion of such Account, effective with the last
                    day of the month during which his services as a Director terminate, into a Cash Account based on the market price of Shares on the last day of such month. Thereafter payments will be made in annual installments, including interest, for a term of five or ten years. Interest on the unpaid Cash Account balance shall be credited annually on January 1st and calculated at a rate of one percent (1%) plus the rate shown for U.S. Treasury Notes with an original maturity of five (5) years and with a remaining maturity closest to five (5) years, in the "representative mid-afternoon over-the-counter quotations supplied by the Federal Reserve Bank of New York City, based on transactions of $1 million or more," as reported in The Wall Street Journal published on the last business day preceding December 1 immediately preceding the calendar period.

5.3. In the event of a Participant's death before the balance in his Account is fully paid out:

            (a) Payment of such balance shall be made to the beneficiary or beneficiaries designated by the Participant or, if the Participant has made no such designation or no beneficiary survives, to the Participant's estate. In either case, such payment shall be made in the same manner as provided with respect to payments to the Participant.

            (b) If the balance in any such Account is to be paid to the estate of the Participant in installments, the Committee may, at its discretion and upon receipt of an application therefor from the duly appointed administrator or executor of such estate, direct that the balance in the Account be paid to the estate in a lump sum at such time as is specified by the Committee.


SECTION 6.  GENERAL

6.1. The right of any Participant, beneficiary or estate to receive payment of any unpaid balance in any Account of the Participant shall be an unsecured claim against the general assets of the Company.

6.2. During a Participant's lifetime, any payment under the Plan shall be made only to him. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts,





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            liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

6.3. Except as otherwise provided herein, the Plan shall be administered by the Committee which shall have the authority, subject to the express provisions of the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to interpret, construe and implement the provisions of the Plan.

6.4. The Plan may at any time or from time to time be amended, modified, or terminated by the Board of Directors, provided that no amendment, modification or termination shall (a) adversely affect the balance in a Participant's Deferred Shares Account without his consent or (b) permit payment of such balance prior to the date specified pursuant to Sections 4.1 and 5.2 (except for payments provided in Section 5.3) without his consent.





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                               APPLIED POWER INC.
                               OUTSIDE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

                                  NOTICE FORM


            I hereby elect to defer, under the terms and conditions of the Applied Power Inc. Outside Directors' Deferred Compensation Plan, the payment of eligible compensation otherwise due to me for my services as a Director as set forth below:

1.          Amount of Deferral into a Deferred Shares Account:

            __________ None       __________ All       ___________%

COMPLETE SECTION 2 IF REQUESTING A SHORT-TERM PAYOUT OR SECTION 3 IF REQUESTING PAYOUT AT TERMINATION.


2.          Short-Term Payout Election:


            ____________ I elect to receive a lump sum payment of my Annual Deferral Amount, payable within 60 days of the earlier of (i) ____________________ (the date must be at least five years after the date of this election), or (ii) the date I cease to be a Director.


3. Method of Payment from Deferred Shares Account at Termination (choose a., b., or c.):

            a.      __________ a lump sum; OR

            b. __________ annual installments over __________ years (select 5 or 10), each such installment to equal the value of the Phantom Shares in the account based on the market price of Shares on the last business day before the payment; OR

            c. __________ annual installments over __________ years (select 5 or 10), based on a conversion of the Deferred Shares Account into a Cash Account based on the market price of Shares on the last day of the month during which my services as a Director terminate. Such unpaid Cash Account balance shall earn interest at one percent (1%) plus the rate for U.S. Treasury Notes with an original maturity of five years.






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                               APPLIED POWER INC.
                               OUTSIDE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

                                  NOTICE FORM


4. Beneficiary or Beneficiaries to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account:



            -----------------------------      ----------------------------
                       Name                                Address


            -----------------------------      ----------------------------
                       Name                                Address


      I understand that the use of this form will supersede any prior election I have made with respect to such Items. With respect to Items 1, 2 and 3, I understand that my election is applicable only to compensation deferred prospectively after this date.


            -----------------------------      ----------------------------
                      Date                                  Name


Received by the Treasurer of Applied Power Inc.:


By:
    -----------------------------------
Date:
      ---------------------------------





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